Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111
May 16, 2007
Pharmion Corporation
2525 28th Street
Boulder, CO 80301

Re:	Public Offering of Common Stock
Ladies and Gentlemen:
We have acted as counsel to Pharmion Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the offer and sale by the Company of 4,000,000 shares of the Company’s common stock, par value $.001 per share, and up to an additional 600,000 shares in connection with the underwriters’ over-allotment option (collectively, the “Shares”), pursuant to that certain Underwriting Agreement, dated May 10, 2007, by and between the Company and Banc of America Securities LLC, as representative of the several underwriters named on Schedule A thereto (the “Underwriting Agreement”). The Shares are being offered pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in connection with (i) that certain Registration Statement on Form S-3 (File No. 333-142567), originally filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2007 (the “Registration Statement”), and (ii) a Prospectus Supplement, dated May 10, 2007, filed with the Commission pursuant to Rule 424 under the Securities Act, as amended, which supplements the prospectus contained in the Registration Statement (the “Prospectus Supplement”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus Supplement, the Fourth Amended and Restated Certificate of Incorporation of the Company, the Third Amended and Restated Bylaws of the Company, all relevant resolutions adopted by the Company’s Board of Directors and the Pricing Committee thereof, and such other instruments, documents, corporate records and certificates of public officials and certificates of officers of the Company that we have deemed necessary as a basis for the opinions hereinafter set forth.
As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original

Pharmion Corporation
May 16, 2007

documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.
Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:
1.	The Company is validly existing as a corporation under the laws of the State of Delaware.
2.	The Shares have been duly and validly authorized and when issued, sold and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
The foregoing opinions are subject to the following assumptions, qualifications and exceptions:
1.	The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.
2.	This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K which is incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.
Very truly yours,
/s/ Willkie Farr & Gallagher LLP